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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                        PREMIER RESEARCH WORLDWIDE, LTD.
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             (Exact name of registrant as specified in its charter)


                Delaware                                 22-3264604
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


   124 South 15th Street, Phila., PA                                    19102
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(Address of principal executive offices)                             (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

   Common Stock                                   Nasdaq National Market System

____________________________                 ___________________________________

____________________________                 ___________________________________

____________________________                 ___________________________________


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.
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                                (Title of class)

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                                (Title of class)



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Item 1. Description of Registrant's Securities to be Registered

         The description of the registrant's Common Stock contained in the registrant's registration statement on Form S-1, No. 333-17001, is incorporated herein by reference thereto.



Item 2. Exhibits

Item No.     Description                                          Location
--------     -----------                                          --------

    3.1      Copy of the latest registration statement filed
             pursuant to the Securities Act of 1933.                 (1)

    6.1      Restated Certificate of Incorporation                   (2)

    6.2      Bylaws                                                  (3)

    6.3      Specimen of Common Stock Certificate                  Attached.

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(1)  Amendment No. 2 to Registration Statement on Form S-1, File No. 333-17001,
     is incorporated herein by reference thereto.

(2) Incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, File No. 333-17001.

(3) Incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-1, File No. 333-17001.


Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        PREMIER RESEARCH WORLDWIDE, LTD.


Dated: January 28, 1997                 By: /s/ Joan Carter
                                            -----------------------------
                                        Joan Carter, Chairman